Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Record Fourth Quarter Earnings, Wealth Asset

Growth of 18.9% and Increases Quarterly Dividend by 7.1%

BRYN MAWR, Pa., February 1, 2011 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced diluted earnings per share of $0.46 for the fourth quarter of 2010, an increase of $0.16 per share, or 53.3%, over the fourth quarter 2009 diluted earnings per share of $0.30. Net income for the fourth quarter of 2010 was $5.57 million, an increase of $2.93 million, or 111.0%, over the fourth quarter 2009 net income of $2.64 million.

Additionally, on January 27, 2011, the Corporation declared a quarterly dividend of $0.15 per share, an increase of $0.01, or 7.1%, from the prior quarter. The dividend is payable March 1, 2011, to shareholders of record as of February 14, 2011.

Also, the Corporation reported diluted earnings per share for the twelve months ended December 31, 2010, of $0.85, a decrease of $0.33, or 28.0%, as compared to $1.18 for the same period in 2009. Net income for the twelve months ended December 31, 2010 of $9.17 million was $1.16 million, or 11.3%, lower than the $10.34 million reported for the same period in 2009. Net income for the twelve months ended December 31, 2010 includes pre-tax merger-related and due diligence expenses of $5.7 million.

The merger with First Keystone Financial, Inc. (“FKF”), and its primary subsidiary, First Keystone Bank (“FKB”), occurred on July 1, 2010, and included the acquisition of $275 million of loans, $101 million of investment securities, and deposits of $321 million. Accordingly, this acquisition accounts for a significant portion of the increase in assets and liabilities at December 31, 2010, as compared to December 31, 2009. It also impacts the comparability of certain income statement line items for the quarter and year ended December 31, 2010, as compared to the same periods last year.

Ted Peters, Chairman and Chief Executive Officer, commented, “We had a strong finish to the year and are looking forward to 2011. The merger integration with First Keystone Bank, which began last summer, has gone extremely well, and Bryn Mawr Trust is now the largest community bank in the western suburbs of Philadelphia.”

Mr. Peters commented further, “The increase in the quarterly dividend of $0.01 per share, or 7.1%, to $0.15 per share, is indicative of the confidence we have in our business model of combining a high quality community bank with top notch wealth management services.”

SIGNIFICANT ITEMS OF NOTE

•

Revenue from the Wealth Management Division for the fourth quarter of 2010 was $4.1 million, an increase of 13.5% from fourth quarter 2009 revenue of $3.6 million. For the twelve months ended December 31, 2010, revenue from Wealth Management services was $15.5 million, an increase of $1.3 million, or 9.3%, from the same period last year. Wealth Management Division assets under management, administration, supervision and brokerage at December 31, 2010 were $3.41 billion, up approximately $122 million, or 3.7%, from September 30, 2010, and up approximately $541 million, or 18.9%, from December 31, 2009. These increases are due largely to the success of new initiatives within the division and asset appreciation resulting from improvements in the financial markets.

•

Net income for the fourth quarter 2010 increased $6.6 million, as compared to the quarter ended September 30, 2010. The increase was partially the result of a $3.9 million decrease in merger-related and due diligence expenses for the fourth quarter of 2010, as compared to the previous quarter. Other factors contributing to the improvement in net income include increases in fees for Wealth Management services, discussed above, along with an increase in gain on sale of residential mortgage loans, recovery in the value of mortgage servicing rights, and a decrease in the provision for loan and lease losses.

•

Net gain on the sale of residential mortgage loans for the quarter ended December 31, 2010 was $2.4 million. The increase of $1.5 million, or 179%, from $0.9 million for the quarter ended December 31, 2009, was largely due to the lower interest rate environment during the fourth quarter of 2010, which resulted in a 136% increase in mortgage loans sold from $33 million during the fourth quarter of 2009 to $78 million for the fourth quarter of 2010.

•

Asset quality remains strong at December 31, 2010; the allowance for loan and lease losses (the “allowance”) of $10.3 million was 0.86% of portfolio loans and leases, as compared to $10.3 million, or 0.88% of portfolio loans and leases, at September 30, 2010. This amount remained relatively unchanged during the quarter ended December 31, 2010, as a result of the stability of both asset quality and the level of non-performing loans. The calculation of the allowance, as a percentage of loans and leases, includes the acquired FKF loan portfolio which, in accordance with GAAP, was recorded at its fair value without its previously recorded allowance for loan and lease losses.

•

The provision for loan and lease losses for the fourth quarter of 2010 decreased $2.7 million, to $1.5 million, from $4.2 million in the third quarter of 2010. This decrease resulted from the increased provision for loan and lease losses that was recorded in the third quarter of 2010 related to two commercial relationships.

Capital ratios, as shown in the following table, reflect the impact of the FKF merger and the $24.6 million registered direct stock offering completed in May 2010.

	12/31/2010	9/30/2010	12/31/2009
Bryn Mawr Trust Company
Tier I Capital to Risk Weighted Assets (RWA)	11.05%	10.37%	9.06%
Total (Tier II) Capital to RWA	13.47%	12.77%	12.20%
Tier I Leverage Ratio	8.62%	8.27%	8.03%
Tangible Common Equity Ratio	8.42%	8.20%	7.22%

Bryn Mawr Bank Corporation
Tier I Capital to Risk Weighted Assets (RWA)	11.30%	10.82%	9.41%
Total (Tier II) Capital to RWA	13.71%	13.21%	12.53%
Tier I Leverage Ratio	8.85%	8.65%	8.35%
Tangible Common Equity Ratio	8.01%	7.95%	7.51%

•

Total portfolio loans and leases of $1.20 billion at December 31, 2010 increased $21 million, or 1.8%, as compared to $1.18 billion at September 30, 2010. The growth was primarily attributable to new business development efforts.

•

Deposits of $1.34 billion at December 31, 2010, increased $81 million, or 6.43%, from $1.26 billion at September 30, 2010. This growth was largely due to seasonal growth trends, continued strong branch activity and funding of accounts opened in previous quarters.

•

The tax equivalent net interest margin was 3.73% for the fourth quarter of 2010, up 7 basis points from the third quarter 2010 margin of 3.66% primarily due to the decline in the cost of interest bearing liabilities. The tax equivalent net interest margin for the fourth quarter of 2010 decreased 12 basis points from the fourth quarter 2009 margin of 3.85%, primarily due to the increase in lower-yielding cash balances, and a decline in the yield earned on the investment portfolio.

•

The Corporation’s investment portfolio at December 31, 2010 had a fair market value of $317.1 million, as compared to $356.8 million at September 30, 2010. This decrease of $39.7 million, or 11.1%, was the result of Management’s decision to use cash flows from the investment portfolio, along with deposit inflows, to reduce Federal Home Loan Bank advances.

•

The Corporation recognized a recovery in mortgage servicing rights of $356 thousand for the three months ended December 31, 2010, as compared to an impairment of $168 thousand for the three months ended September 30, 2010. The recovery is attributed primarily to the increase in interest rates, resulting in the projection of slower prepayment speeds at the end of the fourth quarter of 2010, as compared to the end of the prior quarter.

•

The Corporation’s effective tax rate for the quarter ended December 31, 2010 of 32.1% is 3.0% lower than the rate of 35.1% for the same period last year due, in part, to the utilization of capital loss carry-forwards, higher tax-free income from municipal securities, tax-free bank owned life insurance income and other items.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 a.m. EST on Wednesday, February 2, 2011. Interested parties may participate by calling 1-877-317-6789, conference number 447208. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through February 15, 2011. The number to call for the taped replay is 1-877-344-7529 and the Replay Passcode is 447208.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation or by calling Aaron Strenkoski, Vice President – Finance/Investor Relations at 610-581-4822.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisition via the merger of First Keystone Financial, Inc. and First Keystone Bank; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(Dollars in thousands, except per share data)

	For The Three Months Ended
	Dec 31, 2010	Sept 30, 2010	June 30, 2010	Mar 31, 2010	Dec 31, 2009
Interest income	$18,605	$18,473	$13,824	$13,894	$14,191
Interest expense	3,405	3,691	2,773	2,777	3,266

Net interest income	15,200	14,782	11,051	11,117	10,925
Provision for loan and lease losses	1,511	4,236	994	3,113	1,302

Net interest income after provision for loan and lease losses	13,689	10,546	10,057	8,004	9,623

Fees for wealth management services	4,081	3,689	3,898	3,831	3,597
Loan servicing and other fees	443	422	379	381	386
Service charges on deposits	645	672	488	501	504
Net gain on sale of residential mortgage loans	2,398	1,189	606	525	859
Net gain on sale of available for sale investments	398	259	—	1,544	603
Net gain on trading investment	—	—	—	—	15
Capital gains distributions	271	—	—	—	—
Net gain (loss) on sale of other real estate owned (“OREO”)	—	38	—	(152)	—
BOLI income	135	131	—	—	—
Other operating income	902	653	519	529	577

Non-interest income	9,273	7,053	5,890	7,159	6,541

Salaries and wages	7,150	7,047	5,345	5,287	5,848
Employee benefits	1,416	1,646	1,364	1,558	1,253
Occupancy and bank premises	1,177	1,195	901	984	911
Furniture fixtures and equipment	931	695	557	595	575
Advertising	321	303	256	262	310
Net (recovery) impairment of mortgage servicing rights	(356)	168	177	41	(175)
Amortization of mortgage servicing rights	301	213	210	199	216
Intangible asset amortization	77	77	77	77	77
Core deposit intangible amortization	87	89	—	—	—
FDIC insurance	522	416	299	314	290
Merger related / due diligence expense	437	4,292	637	347	531
OREO expense	6	54	41	15	43
Impairment of OREO	—	381	—	—	—
Professional fees	603	459	459	619	702
Other operating expenses	2,092	2,337	1,780	1,455	1,517

Non-interest expense	14,764	19,372	12,103	11,753	12,098

Income (loss) before income taxes	8,198	(1,766)	3,844	3,410	4,066
Income tax expense (benefit)	2,633	(746)	1,438	1,187	1,429

Net income (loss)	$5,565	$(1,020)	$2,406	$2,223	$2,637

Per share data:
Weighted average shares outstanding	12,192,260	12,184,447	9,740,089	8,893,997	8,794,602
Dilutive potential common shares	10,742	—	12,476	11,017	9,112

Adjusted weighted average dilutive shares	12,203,002	12,184,447	9,752,565	8,905,014	8,803,714

Basic earnings per common share	$0.46	$(0.08)	$0.25	$0.25	$0.30
Diluted earnings per common share	$0.46	$(0.08)	$0.25	$0.25	$0.30
Dividend declared per share	$0.14	$0.14	$0.14	$0.14	$0.14
Effective tax rate	32.1%	(42.2)%	37.4%	34.8%	35.1%
Net interest margin	3.73%	3.66%	3.80%	4.06%	3.85%

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(Dollars in thousands, except per share data)

	For The Twelve Months Ended
	December 31, 2010	December 31, 2009
Interest income	$64,796	$56,892
Interest expense	12,646	16,099

Net interest income	52,150	40,793
Provision for loan and lease losses	9,854	6,884

Net interest income after provision for loan and lease losses	42,296	33,909

Fees for wealth management services	15,499	14,178
Loan servicing and other fees	1,626	1,387
Service charges on deposits	2,307	1,951
Net gain on sale of residential mortgage loans	4,718	6,012
Net gain on sale of available for sale investments	2,201	1,923
Net gain on trading investment	—	255
Capital gains distributions	271	—
BOLI income	266	—
Net (loss) gain on sale of other real estate owned (“OREO”)	(114)	6
Other operating income	2,601	2,758

Non-interest income	29,375	28,470

Salaries and wages	24,829	22,274
Employee benefits	5,984	5,578
Occupancy and bank premises	4,257	3,637
Furniture fixtures and equipment	2,778	2,407
Advertising	1,142	1,084
Net impairment (recovery) of mortgage servicing rights	30	(137)
Amortization of mortgage servicing rights	923	853
Intangible asset amortization	308	308
Core deposit intangible amortization	176	—
FDIC insurance	1,551	1,234
FDIC insurance - special assessment	—	540
Merger related / due diligence expense	5,714	616
OREO expense	116	43
Impairment of OREO	381	—
Professional fees	2,140	2,008
Other operating expenses	7,656	6,097

Non-interest expense	57,985	46,542

Income before income taxes	13,686	15,837
Income tax expense	4,512	5,500

Net income	$9,174	$10,337

Per share data:
Weighted average shares outstanding	10,765,657	8,732,004
Dilutive potential common shares	12,312	16,719

Adjusted weighted average shares	10,777,969	8,748,723

Basic earnings per common share	$0.85	$1.18
Diluted earnings per common share	$0.85	$1.18
Dividend declared per share	$0.56	$0.56
Effective tax rate	33.0%	34.7%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

December 31, 2010

For the period end:	2010 4Q	2010 3Q	2010 2Q	2010 1Q	2009 4Q
Asset Quality Data
Nonaccrual loans and leases	$9,781	$8,709	$9,072	$5,880	$6,246
90 + days past due loans - still accruing	10	902	892	1,015	668

Nonperforming loans and leases	9,791	9,611	9,964	6,895	6,914
Other non-performing assets	2,527	1,170	1,970	—	1,025

Total nonperforming assets	$12,318	$10,781	$11,934	$6,895	$7,939

Troubled debt restructurings in compliance with modified terms	$5,192	$2,417	$2,000	$3,894	$1,622
Nonperforming loans and leases / portfolio loans	0.82%	0.82%	1.11%	0.77%	0.78%
Nonperforming assets / assets	0.71%	0.63%	0.93%	0.56%	0.64%
Net loan and lease charge-offs (annualized)/ average loans	0.59%	1.53%	0.40%	1.70%	0.53%
Delinquency rate - loans and leases >30 days	1.28%	1.62%	1.37%	1.10%	1.10%
Delinquent loans and leases - 30-89 days	$5,570	$8,283	$2,481	$2,917	$2,678
Delinquency rate - loans and leases 30-89 days	0.48%	0.71%	0.28%	0.33%	0.30%

Changes in the Allowance for loan and lease losses
Balance, beginning of period	$10,297	$9,841	$9,740	$10,424	$10,299
Charge-offs	(1,743)	(3,934)	(1,071)	(3,946)	(1,385)
Recoveries	210	154	178	149	208

Net (charge-offs) / recoveries	(1,533)	(3,780)	(893)	(3,797)	(1,177)
Provision for loan and lease losses	1,511	4,236	994	3,113	1,302

Balance, end of period	$10,275	$10,297	$9,841	$9,740	$10,424

Allowance for loan and lease losses / loans and leases	0.86%	0.88%	1.09%	1.09%	1.18%
Allowance for loan and lease losses / nonperforming loans and leases	104.9%	107.1%	98.8%	141.3%	150.8%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

December 31, 2010

For the period and period end:	2010 4Q	2010 3Q	2010 2Q	2010 1Q	2009 4Q
Selected ratios (annualized):
Return on average assets	1.25%	-0.29%	0.77%	0.76%	0.87%
Return on average shareholders’ equity	13.87%	-3.16%	8.10%	8.59%	10.22%
Yield on loans and leases*	5.70%	5.72%	5.72%	5.76%	5.75%
Yield on interest earning assets*	4.56%	4.57%	4.74%	5.06%	4.99%
Cost of interest bearing funds	1.04%	1.09%	1.22%	1.28%	1.45%
Net interest margin*	3.73%	3.66%	3.80%	4.06%	3.85%
Book value per share	$13.24	$12.99	$12.72	$11.86	$11.72
Tangible book value per share	$11.21	$11.03	$11.62	$10.56	$10.40
Period end shares outstanding	12,195,240	12,190,991	10,550,619	8,958,970	8,866,420

Selected data:
Mortgage loans originated	$107,905	$67,304	$28,349	$24,346	$34,975
Mortgage loans sold - servicing retained	$77,448	$34,874	$17,358	$18,737	$31,503
Mortgage loans sold - servicing released	677	2,234	3,370	1,747	1,335

Total mortgage loans sold	$78,125	$37,108	$20,728	$20,484	$32,838
Mortgage loans serviced for others	$605,485	$578,293	$519,153	$520,023	$514,875

Total Wealth assets under management / administration / supervision / brokerage (1)	$3,412,890	$3,291,293	$3,100,162	$3,109,563	$2,871,143

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data)

December 31, 2010

	2010	2009
	Year-to-date	Year-to-date
Selected ratios (annualized):
Return on average assets	0.61%	0.88%
Return on average shareholders’ equity	6.76%	10.55%
Yield on loans and leases*	5.72%	5.81%
Yield on interest earning assets*	4.70%	5.14%
Cost of interest bearing funds	1.14%	1.81%
Net interest margin*	3.79%	3.70%
Selected data:
Mortgage loans originated	$227,904	$291,613
Mortgage loans sold - servicing retained	$148,417	$266,759
Mortgage loans sold - servicing released	8,028	6,222

Total mortgage loans sold	$156,445	$272,981

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.

Investment Portfolio ($’s in thousands)	As of December 31, 2010			As of December 31, 2009			As of September 30, 2010
SECURITY DESCRIPTION	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)
U. S. treasury obligations	$5,011	$5,145	$134	$—	$—	$—	$5,012	$5,227	$215
U. S. government agency securities	156,301	156,638	337	85,462	85,061	(401)	186,430	187,609	1,179
State & political subdivisions	28,273	28,430	157	24,859	25,024	165	29,959	30,614	655
State & political subdivisions - taxable	3,740	3,842	102	—	—	—	3,750	3,980	230
FNMA/FHLMC mortgage backed securities	48,554	49,213	659	49,318	50,952	1,634	41,632	42,431	799
GNMA mortgage backed securities	24,353	24,314	(39)	8,607	8,718	111	19,392	19,402	10
CMO mortgage backed securities	2,068	2,098	30	—	—	—	2,461	2,490	29
Equity stocks	243	256	13	—	—	—	243	294	51
Foreign debt securities	1,750	1,750	—	1,500	1,499	(1)	1,250	1,250	—
Bond - mutual funds	34,491	34,722	231	36,943	36,970	27	62,354	63,541	1,187
Corporate bonds	10,803	10,644	(159)	—	—	—	—	—	—

Total Investment Portfolio	$315,587	$317,052	$1,465	$206,689	$208,224	$1,535	$352,483	$356,838	$4,355

Capital Ratios
Bryn Mawr Trust Company Consolidated	Regulatory Minimum To Be Well Capitalized	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.05%	10.37%	10.72%	9.32%	9.06%
Total (Tier II) Capital to RWA	10.00%	13.47%	12.77%	13.73%	12.41%	12.20%
Tier I Leverage Ratio	5.00%	8.62%	8.27%	9.29%	8.28%	8.03%
Tangible Common Equity Ratio		8.42%	8.20%	8.65%	7.50%	7.22%

Bryn Mawr Bank Corporation
Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.30%	10.82%	11.95%	9.70%	9.41%
Total (Tier II) Capital to RWA	10.00%	13.71%	13.21%	14.95%	12.78%	12.53%
Tier I Leverage Ratio	5.00%	8.85%	8.65%	10.38%	8.63%	8.35%
Tangible Common Equity Ratio		8.01%	7.95%	9.66%	7.82%	7.51%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited)

(Dollars in thousands)

For the period ended:	Dec 31, 2010	Sept 30, 2010	June 30, 2010	Mar 31, 2010	Dec 31, 2009
Assets
Interest bearing deposits with banks	$78,410	$42,089	$43,943	$71,680	$58,472
Money market funds	113	223	86	402	9,175
Investment securities - AFS	317,052	356,838	254,888	173,816	208,224
Loans held for sale	4,838	4,686	4,254	2,214	3,007
Portfolio loans:
Consumer	12,200	13,255	12,272	12,059	12,717
Commercial & industrial	239,366	239,823	235,080	234,300	233,288
Commercial mortgages	385,615	358,486	278,614	275,068	265,023
Construction	45,303	48,674	43,787	41,506	38,444
Residential mortgages	261,983	251,836	108,009	110,412	110,653
Home equity lines & loans	216,853	226,765	180,826	175,748	177,863
Leases	35,397	37,599	40,702	44,007	47,751

Total portfolio loans and leases	1,196,717	1,176,438	899,290	893,100	885,739

Earning assets	1,597,130	1,580,274	1,202,461	1,141,212	1,164,617
Cash and due from banks	10,961	11,090	14,593	17,995	11,670
Allowance for loan and lease losses	(10,275)	(10,297)	(9,841)	(9,740)	(10,424)
Premises and equipment	29,158	29,340	21,779	21,724	21,438
Goodwill	17,660	16,671	6,301	6,301	6,301
Intangible assets	5,113	5,190	5,267	5,344	5,421
Core deposit intangible	1,951	2,038	—	—	—
Bank owned life insurance (“BOLI”)	18,972	18,838	—	—	—
FHLB stock	14,227	14,976	7,916	7,916	7,916
Deferred income taxes	14,551	15,071	4,596	4,960	4,991
Other assets	32,320	30,993	27,600	25,499	26,891

Total assets	$1,731,768	$1,714,184	$1,280,672	$1,221,211	$1,238,821

Liabilities and shareholders’ equity
Interest-bearing checking	$234,107	$206,091	$149,762	$143,735	$151,432
Money market	327,824	324,384	261,578	244,747	229,836
Savings	134,163	140,296	98,760	103,233	101,719
Other wholesale deposits	80,112	63,376	63,260	47,687	52,174
Wholesale deposits	37,201	36,582	33,421	43,352	36,118
Time deposits	245,669	261,839	141,803	136,927	153,705

Interest-bearing deposits	1,059,076	1,032,568	748,584	719,681	724,984
Non-interest bearing deposits	282,356	227,080	204,898	194,697	212,903

Total deposits	1,341,432	1,259,648	953,482	914,378	937,887
Subordinated debentures	22,500	22,500	22,500	22,500	22,500
Junior subordinated debentures	12,029	12,041	—	—	—
Repurchase agreements	10,051	11,883	—	—	—
Borrowed funds	158,144	221,793	139,640	142,244	144,826
Mortgage payable	2,000	2,016	2,031	2,046	2,062
Other liabilities	24,194	25,976	28,838	33,772	27,610
Shareholders’ equity	161,418	158,327	134,181	106,271	103,936

Total liabilities and shareholders’ equity	$1,731,768	$1,714,184	$1,280,672	$1,221,211	$1,238,821

Consolidated Quarterly Average Balance Sheets - (unaudited)
	2010 4Q	2010 3Q	2010 2Q	2010 1Q	2009 4Q
Assets
Interest bearing deposits with banks	$108,278	$95,226	$60,317	$27,300	$52,958
Money market funds	138	106	248	1,426	14,334
Trading securities	—	—	—	—	1,502
Investment securities	334,252	346,275	223,901	200,482	182,925
Loans held for sale	5,981	3,741	3,107	2,975	4,441
Portfolio loans and leases	1,185,456	1,171,605	894,657	892,184	882,956

Earning assets	1,634,105	1,616,953	1,182,230	1,124,367	1,139,116
Cash and due from banks	13,583	12,668	10,079	10,627	11,713
Allowance for loan and lease losses	(10,403)	(10,068)	(9,904)	(10,620)	(10,557)
Premises and equipment	29,159	29,685	21,860	21,578	21,358
Goodwill	16,682	16,671	6,302	6,302	4,840
Intangible assets	5,157	5,234	5,311	5,388	5,465
Core deposit intangible	2,007	2,097	—	—	—
Bank owned life insurance	18,885	18,750	—	—	—
Deferred tax asset	15,143	13,310	4,800	4,734	5,173
Other assets	43,817	44,748	31,924	31,183	27,294

Total assets	$1,768,135	$1,750,048	$1,252,602	$1,167,247	$1,177,871

Liabilities and shareholders’ equity
Interest-bearing checking	$237,776	$215,846	$150,604	$143,935	$139,494
Money market	329,601	318,943	253,425	240,542	218,691
Savings	142,434	141,180	101,444	99,925	93,687
Other wholesale deposits	74,330	67,596	65,576	42,030	53,617
Wholesale deposits	38,863	36,864	36,387	43,026	56,447
Time deposits	253,631	269,653	142,552	139,959	162,300

Interest-bearing deposits	1,076,635	1,050,082	749,988	709,417	724,236
Non-interest bearing deposits	280,944	226,439	193,118	189,314	185,133

Total deposits	1,357,579	1,276,521	943,106	898,731	909,369
Subordinated debentures	22,500	22,500	22,500	22,500	22,500
Junior subordinated debentures	12,037	12,066	—	—	—
Repurchase agreements	11,827	10,848	—	—	—
Borrowed funds	176,362	241,672	140,836	143,939	145,994
Mortgage payable	2,010	2,026	2,040	2,056	2,070
Other liabilities	26,601	25,434	24,982	21,315	22,150
Shareholders’ equity	159,219	158,981	119,138	105,018	102,319

Total liabilities and shareholders’ equity	$1,768,135	$1,750,048	$1,252,602	$1,193,559	$1,204,402

Bryn Mawr Bank Corporation

Consolidated Average Balance Sheets - (unaudited)

(Dollars in thousands)

	2010 Year-to-date	2009 Year-to-date
Assets
Interest bearing deposits with banks	$73,046	$34,946
Fed funds sold	—	548
Money market funds	475	38,662
Trading securities	—	2,294
Investment securities	276,887	145,304
Loans held for sale	3,951	5,611
Portfolio loans and leases	1,037,158	886,907

Earning assets	1,391,517	1,114,272

Cash and due from banks	11,750	11,248
Allowance for loan and lease losses	(10,248)	(10,421)
Premises and equipment	25,603	21,392
Goodwill	11,531	4,798
Intangible assets	5,273	5,580
Core deposit intangible	1,034	—
Bank owned life insurance	9,486	1,665
FHLB stock	10,838	7,916
Deferred tax asset	9,535	5,364
Other assets	27,051	18,681

Total assets	$1,493,370	$1,180,495

Liabilities and shareholders’ equity
Interest-bearing checking	$187,376	$136,202
Money market	285,963	185,225
Savings	121,417	87,096
Other wholesale deposits	62,875	33,988
Wholesale deposits	38,379	83,277
Time deposits	201,947	190,071

Interest-bearing deposits	897,957	715,859

Non-interest bearing deposits	222,715	172,469

Total deposits	1,120,672	888,328

Subordinated debentures	22,500	20,260
Borrowed funds	175,972	149,936
Junior subordinated debentures	6,075	—
Repurchase agreements	5,715	—
Mortgage payable	2,033	1,450
Other liabilities	24,602	22,502
Shareholders’ equity	135,801	98,019

Total liabilities and shareholders’ equity	$1,493,370	$1,180,495

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields - (unaudited)

	4th Quarter 2010			3rd Quarter 2010			2nd Quarter 2010			1st Quarter 2010			4th Quarter 2009
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$108,208	$66	0.24%	$95,226	$61	0.25%	$60,317	$37	0.25%	$27,300	$14	0.21%	$52,958	$30	0.22%
Money market funds	138	—	—	106	—	—	248	—	—	1,426	1	0.28%	14,334	9	0.25%
Investment securities available for sale:
Taxable	305,281	1,315	1.71%	316,276	1,351	1.69%	199,106	867	1.75%	175,632	1,021	2.36%	159,015	1,144	2.85%
Tax-exempt	28,971	273	3.74%	29,999	272	3.60%	24,796	271	4.38%	24,850	278	4.54%	25,412	278	4.34%

Investment securities available for sale	334,252	1,588	1.88%	346,275	1,623	1.86%	223,902	1,138	2.04%	200,482	1,299	2.63%	184,427	1,422	3.06%
Loans and leases *	1,191,437	17,110	5.70%	1,175,346	16,944	5.72%	897,764	12,801	5.72%	895,159	12,724	5.76%	887,397	12,860	5.75%

Total interest earning assets	1,634,035	18,764	4.56%	1,616,953	18,628	4.57%	1,182,231	13,976	4.74%	1,124,367	14,038	5.06%	1,139,116	14,321	4.99%
Cash and due from banks	13,583			12,668			10,079			10,627			11,713
Less allowance for loan and lease losses	(10,403)			(10,068)			(9,904)			(10,620)			(10,557)
Other assets	130,920			130,495			70,196			69,185			64,130

Total assets	$1,768,135			$1,750,048			$1,252,602			$1,193,559			$1,204,402

Liabilities:
Savings, NOW and market rate deposits	$709,811	$793	0.44%	$675,969	$841	0.49%	$505,473	$666	0.53%	$484,402	$656	0.55%	$451,873	$752	0.66%
Other wholesale deposits	74,331	88	0.47%	67,596	81	0.48%	65,576	79	0.48%	42,030	51	0.49%	53,617	60	0.44%
Wholesale deposits	38,862	145	1.48%	36,864	161	1.73%	36,387	162	1.79%	43,026	185	1.74%	56,446	278	1.95%
Time deposits	253,631	626	0.98%	269,653	654	0.96%	142,552	458	1.29%	139,959	454	1.32%	162,300	681	1.66%

Total interest-bearing deposits	1,076,635	1,652	0.61%	1,050,082	1,737	0.66%	749,988	1,365	0.73%	709,417	1,346	0.77%	724,236	1,771	0.97%
Subordinated debt	22,500	282	4.97%	22,500	293	5.17%	22,500	280	4.99%	22,500	273	4.92%	22,500	282	4.97%
Junior subordinated debentures	12,037	272	8.97%	12,066	223	7.33%	—	—	—	—	—	—	—	—	—
Repurchase agreements	11,827	7	0.23%	10,848	8	0.29%	—	—	—	—	—	—	—	—	—
Mortgage payable	2,010	28	5.53%	2,026	29	5.68%	2,040	29	5.70%	2,056	28	5.52%	2,070	29	5.56%
Borrowed funds	176,362	1,164	2.62%	241,672	1,401	2.30%	140,836	1,099	3.13%	143,939	1,130	3.18%	145,995	1,184	3.22%

Total interest-bearing liabilities	1,301,371	3,405	1.04%	1,339,194	3,691	1.09%	915,364	2,773	1.22%	877,912	2,777	1.28%	894,801	3,266	1.45%
Noninterest-bearing deposits	280,944			226,439			193,118			189,314			185,133
Other liabilities	26,601			25,434			24,982			21,315			22,149

Total noninterest-bearing liabilities	307,545			251,873			218,100			210,629			207,282
Total liabilities	1,608,916			1,591,067			1,133,464			1,088,541			1,102,083
Shareholders’ equity	159,219			158,981			119,138			105,018			102,319

Total liabilities and shareholders’ equity	$1,768,135			$1,750,048			$1,252,602			$1,193,559			$1,204,402

Interest income to earning assets			4.56%			4.57%			4.74%			5.06%			4.99%
Net interest spread			3.52%			3.48%			3.52%			3.78%			3.54%
Effect of noninterest-bearing sources			0.21%			0.18%			0.32%			0.28%			0.31%

Net interest income/ margin on earning assets		$15,359	3.73%		$14,937	3.66%		$11,203	3.84%		$11,261	4.06%		$11,055	3.85%

Tax equivalent adjustment		$159	0.04%		$155	0.04%		$144	0.05%		$144	0.05%		$130	0.04%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

For the Twelve months ended December 31,

	2010			2009
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$73,046	178	0.24%	$34,946	$74	0.21%
Federal funds sold	—	—	—	548	1	0.18%
Money market funds	475	1	0.21%	38,662	197	0.51%
Investment securities available for sale:
Taxable	249,714	4,555	1.82%	129,780	4,398	3.39%
Tax-exempt	27,173	1,094	4.03%	17,818	776	4.36%

Investment securities available for sale	276,887	5,649	2.04%	147,598	5,174	3.51%
Loans and leases *	1,041,109	59,579	5.72%	892,518	51,835	5.81%

Total interest earning assets	1,391,517	65,407	4.70%	1,114,272	57,281	5.14%
Cash and due from banks	11,750			11,249
Less allowance for loan and lease losses	(10,248)			(10,421)
Other assets	100,351			65,395

Total assets	$1,493,370			$1,180,495

Liabilities:
Savings,NOW and market rate deposits	$594,756	$2,957	0.50%	$408,523	$3,094	0.76%
IND / IDC deposits	62,875	301	0.48%	33,988	148	0.44%
Wholesale deposits	38,379	651	1.70%	83,277	2,084	2.50%
Time deposits	201,947	2,192	1.09%	190,071	4,644	2.44%

Total interest-bearing deposits	897,957	6,101	0.68%	715,859	9,970	1.39%
Subordinated debt	22,500	1,129	5.02%	20,260	1,108	5.47%
Junior subordinated debentures	6,076	494	8.13%	—	—	—
Repurchase agreements	5,715	16	0.28%	—	—	—
Mortgage payable	2,033	114	5.61%	1,450	82	5.66%
Borrowed funds	175,972	4,792	2.72%	149,937	4,939	3.29%

Total interest-bearing liabilities	1,110,253	12,646	1.14%	887,506	16,099	1.81%
Noninterest-bearing deposits	222,715			172,468
Other liabilities	24,601			22,502

Total noninterest-bearing liabilities	247,316			194,970
Total liabilities	1,357,569			1,082,476
Shareholders’ equity	135,801			98,019

Total liabilities and shareholders’ equity	$1,493,370			$1,180,495

Interest income to earning assets			4.70%			5.14%
Net interest spread			3.56%			3.33%
Effect of noninterest-bearing sources			0.23%			0.37%

Net interest income/ margin on earning assets		$52,761	3.79%		$41,182	3.70%

Tax equivalent adjustment		$611	0.04%		$389	0.04%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.